EXHIBIT 99.1
Contact:	George Rosenbaum, Chief Financial Officer (702) 966-7400
NEWS RELEASE

Western Liberty Bancorp Reports Management Change
Las Vegas, NV — November 30, 2011—Western Liberty Bancorp, Inc. (NASDAQ: WLBC), the holding company for Service1st Bank of Nevada (Service1st Bank), today announced that George Rosenbaum has resigned as Chief Financial Officer, effective December 23, 2011, to accept the position of Chief Executive Officer of a southwestern bank with assets of $300 million.
“We appreciate the hard work and diligent efforts George has made on our behalf and wish him the best of success in future endeavors,” said William Martin, Chief Executive Officer. Patricia A. Ochal, who currently serves as Vice President of Western Liberty Bancorp and Chief Financial Officer of Service 1st Bank of Nevada, will assume the responsibilities of Interim Chief Financial Officer for Western Liberty.
Ochal was a member of the original organizing team for Service1st, joining the effort in May 2006. Prior to organizing Service1st, she was Senior Vice President, Chief Financial Officer of Nevada First Bank from 2004 through 2006. Earning her Bachelor of Science in Accounting from the University of Nevada, Las Vegas, Ochal is a Certified Public Accountant in the state of Nevada. She is an alumnus of KPMG Peat Marwick and currently holds affiliations with the American Institute of Certified Public Accountants (AICPA) and the Nevada Society of Certified Public Accountants
About Western Liberty Bancorp
Western Liberty Bancorp is a Nevada bank holding company which conducts operations through Service1st Bank of Nevada, its wholly owned banking subsidiary. Service1st Bank operates as a traditional community bank and provides a full range of deposit, lending and other banking services to locally-owned businesses, professional firms, individuals and other customers from its headquarters and two retail banking facilities located in the greater Las Vegas area. Services provided include: basic commercial and consumer depository services, commercial working capital and equipment loans, commercial real estate loans, and other traditional commercial banking services. Primarily all of the bank’s business is generated in the Nevada market.
www.wlbancorp.com
FORWARD LOOKING STATEMENTS: This release may contain “forward-looking statements” that are subject to risks and uncertainties. Readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. All statements, other than statements of historical fact, regarding our financial position, business strategy and management’s plans and objectives for future operations are forward-looking statements. When used in this report, the words “anticipate,” “believe,” “estimate,” “expect,” and “intend” and words or phrases of similar meaning, as they relate to Western Liberty or management, are intended to help identify forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although we believe that management’s expectations as reflected in forward-looking statements are reasonable, we cannot assure readers that those expectations will prove to be correct. Forward-looking statements are subject to various risks and uncertainties that may cause our actual results to differ materially and adversely from our expectations as indicated in the forward-looking statements. These risks and uncertainties include our ability to maintain or expand our market share or net interest margins, and to implement our marketing and growth strategies. Further, actual results may be affected by our ability to compete on price and other factors with other financial institutions; customer acceptance of new products and services; the regulatory environment in which we operate; and general trends in the local, regional and national banking industry and economy as those factors relate to our cost of funds and return on assets. In addition, there are risks inherent in the banking industry relating to collectability of loans and changes in interest rates. Many of these risks, as well as other risks that may have a material adverse impact on our operations and business, are identified in our other filings with the SEC. However, you should be aware that these factors are not an exhaustive list, and you should not assume these are the only factors that may cause our actual results to differ from our expectations.
Note Transmitted on GlobeNewswire on November 30, 2011, at 1:00 p.m. Pacific Standard Time.

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